UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 14, 2016

TAUTACHROME, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-141907	20-5034780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1846 E. Innovation Park Drive, Oro Valley, Arizona	85755
(Address of principal executive offices)	(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 14, 2016, Micheal P. Nugent resigned as the Chief Advancement Officer and a director of Tautachrome Inc. (the “Registrant”).

On November 14, 2016, Robert McClelland resigned as the corporate secretary and a director of the Registrant.

On November 14, 2016, Patrick Greene resigned as the Executive Vice-president and a director of the Registrant.

On November 14, 2016, Dr. Jon N. Leonard was appointed as the corporate secretary of the Registrant. Dr. Leonard has been the President, CEO, Chief Financial Officer and a director of the Registrant since May 2015. Dr. Leonard has been a member of the board of directors of Novagen Ingenium Inc., a Nevada corporation engaged in engine development, since March 2015. From September 2002 to May 2012, Dr. Leonard was variously employed by Raytheon Missile Systems Company as Senior Director of Programs, Advance Programs, and as Director, Counter Terrorism Technology. Dr. Leonard holds a Ph.D. in Mathematics from the University of Arizona, a M.Sc. in Aerospace Engineering from U.C.L.A. and a B.A. in Physics from the University of Arizona.

Item 7.01	Regulation FD Disclosure

On November 14, 2016, the Registrant issued a press release in the form attached to this Current Report on Form 8-K as Exhibit 99.1 (the “Press Release”).

The information in Item 7.01 of this Current Report on Form 8-K, including the Press Release, shall not be deemed “filed” for any purpose and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press release of Roadships Holdings, Inc., dated November 14, 2016

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAUTACHROME INC.

Date: November 14, 2016	By:	/s/ Jon N. Leonard
Jon N. Leonard
President & CEO

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